EXHIBIT  4.3

THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SBE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.
                                    SBE, INC.

                        WARRANT TO PURCHASE COMMON STOCK

NO.  2002-2                                                     APRIL  30,  2002

     THIS CERTIFIES THAT, for value received, VINTAGE PARTNERS LLC, with its residence at 50 Rockefeller Plaza, Suite 1038, New York, New York 10020, or assigns (the "Holder"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from SBE, Inc., a Delaware corporation, with its principal office at 2305 Camino Ramon, Suite 200, San Ramon, California 94583 (the "Company") up to eleven thousand four hundred twenty-nine (11,429) shares of the Common Stock of the Company (the "Common Stock").

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

     (a) "Exercise Period" shall mean the period commencing with the date hereof and ending three years from the date hereof, unless sooner terminated as provided below.

     (b) "Exercise Price" shall mean $3.50 per share, subject to adjustment pursuant to Section 5 below.

     (c) "Exercise Shares" shall mean the shares of the Company's Common Stock issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

     (a)  An  executed  Notice  of  Exercise  in  the  form  attached  here to;

     (b) Payment of the Exercise Price either (i) in cash or by check, or (ii) by cancellation of indebtedness; and

     (c)  This  Warrant.

     Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

     The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

     2.1 NET EXERCISE. Notwithstanding any provisions herein to the contrary and except as may be limited by the Board of Directors of the Company as set forth below, if the fair market value of one share of the Company's Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrendering this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

      X  =  Y  (A-B)
            --------
                A

   Where  X  =  the number of shares of Common Stock to be issued to the Holder

          Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

          A = the fair market value of one share of the Company's Common Stock (at the date of such calculation)

          B = Exercise Price (as adjusted to the date of such calculation);

     For purposes of the above calculation, if the Company's Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the fair market value of one share of Common Stock shall be the closing sales price for such stock (or the mid-point of the bid and ask price at the closing, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Company's Board of Directors deems reliable.

3.     COVENANTS  OF  THE  COMPANY.

     3.1 COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

     3.2 NO IMPAIRMENT. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

     3.3 NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least fifteen (15) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

4.     REPRESENTATIONS  OF  HOLDER.

     4.1 ACQUISITION OF WARRANT FOR PERSONAL ACCOUNT. The Holder represents and warrants that it is acquiring the Warrant solely for its account for investment and not with a view to or for sale or distribution of said Warrant or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for, and will be held for, its account only.

     4.2  SECURITIES  ARE  NOT  REGISTERED.

     (a) The Holder understands that the Warrant and the Exercise Shares have not been registered under the Securities Act of 1933, as amended (the "Act") on the basis that no distribution or public offering of the Exercise Shares of the Company is to be effected. The Holder realizes that the basis for the exemption may not be present if, notwithstanding its representations, the Holder has a present intention of acquiring the securities for a fixed or determinable period in the future, selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the securities. The Holder has no such present intention.

     (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available.

     (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations. Holder is aware that, while a public market for the shares currently exists and the required public information is currently available, the Holder must meet the holding period requirement for resale under Rule 144 and the conditions for resale set forth in Rule 144 may not be satisfied in the future.

     4.3  DISPOSITION  OF  WARRANT  AND  EXERCISE  SHARES.

     (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until:

     (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

     (ii) (A) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company and (B) the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws, provided however, it is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances; or

     (iii) Notwithstanding the provisions of paragraphs (i) or (ii) above, no such letter from the SEC, registration statement, or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the Holder shall have notified the Company of the proposed transfer or disposition at least 10 days prior to such transfer and the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

     (b) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legends:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN
          OPINION OF COUNSEL REASONABLY SATISFACTORY TO SBE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

          THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SBE, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

     5. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, split-ups, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustments. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

     6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

     7. EARLY TERMINATION OR SALE, MERGER OR CONSOLIDATION OF THE COMPANY. In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares) ("Recapitalization"), or the consolidation or merger of the Company with or into another where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction ("Acquisition"), or the sale or other disposition of all or substantially all the properties and assets of the Company in its entirety to any other person ("Asset Sale"), the Company shall provide to the Holder fifteen (15) days advance written notice of such Recapitalization, Acquisition or Asset Sale. If this Warrant is not exercised prior to the occurrence of such Asset Sale, then this Warrant shall terminate. If this Warrant is not exercised prior to the occurrence of such Recapitalization or Acquisition, then it shall survive the closing of such Recapitalization or Acquisition and shall be exercisable for the same securities, cash and property as would be payable for the Common Stock issuable upon exercise of the unexercised portion of this Warrant as if such shares of Common Stock were outstanding on the record date for the Recapitalization or Acquisition. The Exercise Price shall be adjusted accordingly.

     8. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     9. TRANSFER OF WARRANT. Subject to applicable laws and the restriction on transfer set forth on the first page of this Warrant, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment attached hereto to any transferee designated by Holder. The transferee shall sign an investment letter in form and substance satisfactory to the Company.

     10. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at 2305 Camino Ramon, Suite 200, San Ramon, California 94583, Attention: Chief Financial Officer (fax: (925) 355-2033) with a copy to Laura Randall Woodhead, Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, CA 94111, and to Holder at 50 Rockefeller Plaza, Suite 1038, New York, New York 10020 or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto.

     12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

     13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of April 30, 2002.


                            SBE,  INC.

                            By:/s/  William  B.  Heye
                               ----------------------
                            Title:  President  &  CEO
                                    -----------------

ATTEST:


/s/ David  W.  Brunton
-----------------------
    Secretary

                               NOTICE OF EXERCISE

TO:  SBE,  INC.

     (1) ____ The undersigned hereby elects to purchase ________ shares of the Common Stock of SBE, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

          ____ The undersigned hereby elects to purchase ______ shares of the Common Stock of SBE, Inc. (the "Company") pursuant to the terms of the net exercise provisions set forth in Section 2.1 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:
                            ________________________
                                     (Name)
                            ________________________
                            ________________________
                                    (Address)

     (3) The undersigned represents that (i) the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable securities laws; (ii) the undersigned is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned's own interests; (iv) other than rights that may have been granted to the undersigned pursuant to the Registration Rights Agreement dated between the undersigned and the Company, the undersigned understands that the Company has no obligation to register the shares of Common Stock issuable upon exercise of this Warrant under the Securities Act of 1933, as amended (the "Securities Act"), and unless the shares are registered under the Securities Act, they must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; (v) the undersigned is aware that the aforesaid shares of Common Stock may not be sold pursuant to Rule 144 adopted under the Securities Act unless certain conditions are met and until the undersigned has held the shares for the number of years prescribed by Rule 144; and (vi) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the Company is otherwise satisfied that such registration is not required.

                                          _______________________________
____________________________              (Signature)
(Date)
                                          _______________________________
                                          (Print  name)

                                 ASSIGNMENT FORM

                (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name: _____________________________________________________
                                 (Please Print)
Address: __________________________________________________
                                 (Please Print)
Dated:  __________,  20__

Holder's
Signature: ___________________________

Holder's
Address:   ___________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.